UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2005

BIO-LOGIC SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-12240	36-3025678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bio-logic Plaza, Mundelein, IL	60060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 949-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Director	Compensation Policy

On July 21, 2005, the Board of Directors (the “Board”) of Bio-logic Systems Corporation (the “Company”) approved a compensation policy (the “Policy”) for directors who are not employees of the Company (the “Eligible Directors”). Pursuant to the Policy, the Company will make a one-time, initial grant of 3,333 fully vested shares of Company stock to each new Eligible Director upon joining the Board and will make subsequent grants of restricted shares and pay cash compensation to Eligible Directors for Board and Board committee service as described below.

Compensation for Meetings of the Board

The Policy provides that each Eligible Director is to receive an annual retainer of $12,000 payable quarterly, and $1,000 for each regularly-scheduled Board meeting attended in person ($700 in the case of special and telephonic meetings). In addition, each Eligible Director will receive an annual grant of 1,250 restricted shares of Company stock that fully vests on the first anniversary of the date of grant.

Compensation for Meetings of Committees of the Board

Each Eligible Director will receive $700 per meeting of a committee of the Board requiring such director’s attendance in person and $500 in the case of a telephonic meeting. However, Eligible Directors will not receive any additional compensation for attendance at a committee meeting that is held on the same day as a meeting of the Board. In addition, the Chairperson of the Audit Committee of the Board will receive an additional $1,500 annual retainer, payable quarterly. Each Eligible Director who serves on one or more committees of the Board will also receive an annual grant of 1,250 restricted shares of Company stock (regardless of the number of committees on which the Eligible Director may serve) that fully vests on the first anniversary of the date of grant, subject to acceleration under certain circumstances.

Restricted Stock Grants to Chief Executive Officer and President and Chief Operating Officer

On July 21, 2005, the Board, upon the recommendation of the Compensation Committee of the Board, approved awards of 22,500 shares of restricted stock to Gabriel Raviv, the Company’s Chairman and Chief Executive Officer, and 15,000 shares of restricted stock to Roderick G. Johnson, the Company’s President and Chief Operating Officer, pursuant to the Company’s 2004 Stock Incentive Plan (the “Incentive Plan”). The shares of restricted stock granted to each of Messrs. Raviv and Johnson will vest in four equal annual installments commencing on July 21, 2006, subject to acceleration under certain circumstances. On July 21, 2005, the Board, upon the recommendation of the Compensation Committee of the Board, also approved a form of Restricted Stock Agreement for the issuance of restricted stock under the Incentive Plan. The form of Restricted Stock Agreement under the Company’s 2004 Stock Incentive Plan that was approved by the Board is attached hereto as Exhibit 10.2 and made a part hereof.

The description contained above is qualified in its entirety by reference to the Policy and form of Restricted Stock Agreement attached as Exhibits 10.1 and 10.2 hereto and made a part hereof.

Item 8.01 Other Events.

On July 21, 2005, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of common stock from 10,000,000 shares to 40,000,000 shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.1	Bio-logic Systems Corp. Director Compensation Policy

10.2	Form of Restricted Stock Agreement under the Company’s 2004 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005

BIO-LOGIC SYSTEMS CORP.

By:	/s/ Michael J. Hanley
Michael J. Hanley
Corporate Controller
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Bio-logic Systems Corp. Director Compensation Policy

10.2	Form of Restricted Stock Agreement under the Company’s 2004 Stock Incentive Plan